Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-148862, 333-148863, and 333-141793 on Form S-8, relating to the financial statements and financial statement schedules of Enstar Group Limited, and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Enstar Group Limited and subsidiaries for the year ended December 31, 2007.
/s/ Deloitte & Touche
Hamilton, Bermuda
February 29, 2008